UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2007

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware
___________________________

(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
___________________________
(Registrant’s telephone number, including area code)

___________________________
(Former name or former address, if changed since last report.)

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 31, 2007, CenterStaging Corp. (the “Company”) and its wholly-owned subsidiary, CenterStaging Musical Productions, Inc., entered into a Forbearance Agreement (the “Agreement”) with Montage Partners II, LLC (“Montage”). Pursuant to the Agreement, Montage forbore from enforcing its rights due to any existing default under the Amended and Restated Secured Debenture Due June 30, 2006 (the “Debenture”), as amended. In consideration of the forbearance, Montage was granted a first priority security interest in and to the Collateral, as defined in the Agreement. Provided that no forbearance default occurs, Montage agreed to refrain, through March 31, 2008, from exercising its collection rights under the Debenture or other loan documents.

On January 11, 2008, the Company was notified of a Default and Election to Sell Under Deed of Trust from Pacific Western Bank regarding the building owned by Jan & Johnny, Inc., with respect to an amount owed of $94,874.86 as of January 4, 2008. As of January 8, 2008, the amount required to pay the entire debt in full was the unpaid principal balance of $1,731,466.38, plus interest from December 22, 2007. No sale date may be set until three months from the date the notice of default is recorded.

Pursuant to secured note dated March 26, 2007, which is due on or prior to March 26, 2008, and the related personal guarantees by certain officers and directors of the Company dated March 26, 2007, Mr. John Fife converted 11,000,000 shares of the Company’s common stock pledged by certain officers and directors into his name, of which he has sold 7,692,598 as of February 8, 2008. In addition, pursuant to indemnification agreements with the Company, the Company is obligated to reimburse the appropriate officers and directors for the number of shares that Mr. Fife converted into his name.

On January 31, 2008, the Company received notice from Juno Capital, LLC (“Juno”) that an event of default has occurred under the Juno Note, as defined below, as a result of non-payment of all principal and interest, which was due in full on November 30, 2007. As previously reported, on September 6, 2006 CenterStaging Musical Productions, Inc. issued and sold to Juno a secured promissory note, as amended, in the amount of $659,673 (the “Juno Note”). The Juno Note is unconditionally and personally guaranteed by certain officers and directors. Accordingly, Juno demanded that payment be made in full immediately. The Company was further notified that both it, and the Guarantors, is in breach of numerous non-monetary defaults.

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 15, 2008, Paul Schmidman resigned as President and Chief Operating Officer of the Company.

ITEM 8.01 Other Events.

The Company has encountered a general inability to meet its financial obligations as they come due and is reviewing alternatives for dealing with these financial concerns.

ITEM 9.01  Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2008
CENTERSTAGING CORP.

By: Roger Paglia Chief Executive Officer